Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 Amendment No. 1 of our report dated March 31, 2011 relating to the December 31, 2010 and 2009 consolidated financial statements of Snap Interactive, Inc. and Subsidiaries.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ WEBB & COMPANY, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
April 6, 2011

1500 Gateway Boulevard, Suite 202 i Boynton Beach, FL 33426
Telephone: (561) 752-1721 i Fax: (561) 734-8562
www.cpawebb.com